As filed with the Securities and Exchange Commission on October 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5610118
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

(Address, including zip Code, of Principal Executive Offices)

Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan

(Full title of the plan)

Leonard M. Tannenbaum

Chief Executive Officer

Fifth Street Asset Management Inc.

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

(203) 681-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrea S. Rattner, Esq.

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Tel: (212) 969-3000

Fax: (212) 969-2900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Class A common stock, par value $0.01 per share	7,500,000	$17.00	$127,500,000	$14,816

(1)	This registration statement on Form S-8 covers 7,500,000 shares of Class A common stock, par value $0.01 per share of the registrant (“Common Stock”) available for issuance under the Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 covers any additional shares of the registrant that may become issuable under the Plan to prevent dilution by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is based on a price of $17.00 per share of Class A Common Stock, which is the expected price per share of Class A Common Stock for the registrant’s initial public offering of Class A Common Stock pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-198613), as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this registration statement on Form S-8 (the “Registration Statement”) as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference into this Registration Statement:

(a)	The registrant’s prospectuses, which constitute a part of the registrant’s Registration Statement on Form S-1 (File No. 333-198613), as amended (the “S-1 Registration Statement”), filed on October 28, 2014, under the Securities Act, and any form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act in connection with the S-1 Registration Statement; and

(b)	The description of Common Stock set forth in the registrant’s registration statement on Form 8-A (File No. 001-36701) filed with the Commission on October 20, 2014 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or that deregisters all offerings of securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (specifically excluding from incorporation any information that has been furnished and not filed on Form 8-K pursuant to Item 2.02, 7.01 or 9.01).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

 Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees). The registrant’s amended and restated certificate of incorporation provides that the registrant must indemnify its directors and officers to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides for such limitations on liability for its directors.

In addition, the registrant will maintain a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Document
4.1	Form of Amended and Restated Certificate of Incorporation of Fifth Street Asset Management Inc. (filed as Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-198613) and incorporated by reference herein)
4.2	Form of Amended and Restated Bylaws of Fifth Street Asset Management Inc. (filed as Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-198613) and incorporated by reference herein)
5.1	Opinion of Proskauer Rose LLP
10.1	Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan (filed as Exhibit 10.9 to the registrant’s Registration Statement on Form S-1 (File No. 333-198613) and incorporated by reference herein)
10.2	Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan Form of Non-Qualified Stock Option Grant Notice and Non-Qualified Stock Option Agreement
10.3	Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement

10.4	Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan Form of Non-Qualified Stock Option Grant Notice and Non-Qualified Stock Option Agreement for Non-Employee Directors
23.1	Consent of Cohn Reznick LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Form S-8)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i)(1) and (a)(i)(2) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Greenwich, State of Connecticut, on October 28, 2014.

FIFTH STREET ASSET MANAGEMENT INC.

By:	/s/ Leonard M. Tannenbaum
Leonard M. Tannenbaum
Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Leonard M. Tannenbaum and Bernard D. Berman, and each of them individually, with full power of substitution and resubstitution, his true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ Leonard M. Tannenbaum	Chairman, Chief Executive	October 28, 2014
	Leonard M. Tannenbaum	Officer and Director
(Principal Executive Officer)

By:	/s/ Bernard D. Berman	Co-President, Chief Compliance	October 28, 2014
	Bernard D. Berman	Officer and Director

By:	/s/ Alexander C. Frank	Chief Operating Officer and	October 28, 2014
	Alexander C. Frank	Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Steven M. Noreika	Chief Accounting Officer	October 28, 2014
	Steven M. Noreika	(Principal Accounting Officer)

By:	/s/ Wayne Cooper	Director	October 28, 2014
Wayne Cooper

By:	/s/ Mark J. Gordon	Director	October 28, 2014
Mark J. Gordon

By:	/s/ Thomas L. Harrison	Director	October 28, 2014
Thomas L. Harrison

By:	/s/ Frank C. Meyer	Director	October 28, 2014
Frank C. Meyer

By:	/s/ David J. Anderson	Director	October 28, 2014
David J. Anderson

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document
4.1	Form of Amended and Restated Certificate of Incorporation of Fifth Street Asset Management Inc. (filed as Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-198613) and incorporated by reference herein)
4.2	Form of Amended and Restated Bylaws of Fifth Street Asset Management Inc. (filed as Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-198613) and incorporated by reference herein)
5.1	Opinion of Proskauer Rose LLP
10.1	Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan (filed as Exhibit 10.9 to the registrant’s Registration Statement on Form S-1 (File No. 333-198613) and incorporated by reference herein)
10.2	Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan Form of Non-Qualified Stock Option Grant Notice and Non-Qualified Stock Option Agreement*
10.3	Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement*
10.4	Fifth Street Asset Management Inc. 2014 Omnibus Incentive Plan Form of Non-Qualified Stock Option Grant Notice and Non-Qualified Stock Option Agreement for Non-Employee Directors*
23.1	Consent of Cohn Reznick LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Form S-8)

*Filed herewith.